UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 11, 2007

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959	23-3064219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On December 11, 2007, Exelon Generation Company, LLC (Generation) issued a press release announcing that it had entered into an agreement with EnergySolutions, LLC (EnergySolutions), for decommissioning of Generation’s Zion nuclear facility located in Zion, Illinois (Zion Station), which ceased operation in 1998. EnergySolutions is a wholly-owned subsidiary of EnergySolutions, Inc. (ES Inc.) A copy of the Generation press release is attached to this report as Exhibit 99.1.

On December 11, 2007, Generation entered into an Asset Sale Agreement with EnergySolutions, ES Inc., and ZionSolutions, LLC (ZionSolutions). ZionSolutions is a wholly-owned subsidiary of EnergySolutions. EnergySolutions also executed a Performance Guaranty relating to specified present and future obligations of ZionSolutions, and ES Inc. entered into a Guaranty relating to specified present and future obligations of EnergySolutions and ZionSolutions.

Completion of the transactions contemplated by the Asset Sale Agreement is subject to the satisfaction of a number of closing conditions, including the accuracy of the parties’ representations and warranties, the performance of covenants, the receipt of regulatory approvals, and the receipt of a private letter ruling from the Internal Revenue Service. Generation does not expect that conditions to the closing of the transaction will be satisfied before the second half of 2008.

If the various closing conditions under the Asset Sale Agreement are satisfied and the transaction is completed, Generation will transfer to ZionSolutions substantially all of the assets (other than land) associated with the Zion Station, including assets (approximately $900 million) held in nuclear decommissioning trusts. In consideration for Generation’s transfer of those assets, ZionSolutions will assume decommissioning and other liabilities associated with the Zion Station. ZionSolutions will take possession and control of the land associated with the Zion Station pursuant to a Lease Agreement with Generation, to be executed at the closing. Under the Lease Agreement, ZionSolutions will commit to complete the required decommissioning work according to an established schedule and will construct a dry cask storage facility on the land for spent nuclear fuel currently held in spent fuel pools at Zion Station. Rent payable under the Lease Agreement will be $1.00 per year, although the Lease Agreement requires ZionSolutions to pay property taxes associated with the Zion Station and penalty rents may accrue if there are unexcused delays in the progress of decommissioning work at ZionStation or the construction of the dry cask spent fuel storage facility. If the transaction is completed in 2008, Generation expects the required decommissioning work and the construction of the dry cask spent fuel storage facility would be completed by 2018.

In connection with the lease of the land and the transfer of the Zion Station assets to ZionSolutions at the closing of the transaction, the parties will enter into various other agreements to assure the performance of the obligations of ZionSolutions under its contracts to complete the required decommissioning and other work. Those arrangements will include the following:

•

EnergySolutions and ES Inc. will execute a Credit Support Agreement pursuant to which they will deliver a letter of credit in the face amount of $200 million, which will be held by Generation. Upon the occurrence of specified events of default, Generation will be allowed to draw upon the letter of credit. The proceeds of draws on the letter of credit will by payable into a special nuclear decommissioning trust created by ZionSolutions (the Backup NDT), which will be segregated from other nuclear decommissioning trusts established by ZionSolutions to hold nuclear decommissioning trust assets transferred from the nuclear decommissioning trusts currently maintained by Generation for the Zion Station.

•

EnergySolutions will also execute an Irrevocable Easement for Disposal Capacity in order to dedicate sufficient space in its low-level radioactive waste disposal facility in Clive, Utah for disposal of specified low-level radioactive waste originating from Zion Station. Following specified events of default, the dedicated space in the Clive, Utah disposal facility will be made available for disposal of specified low level radioactive waste originating from the Zion Station at no cost. The rights under the Irrevocable Easement for Disposal Capacity will be held by the Backup NDT.

•

EnergySolutions will also execute a Disposal Agreement that will become effective following specified events of default. Under the Disposal Agreement, EnergySolutions will treat and handle specified low-level radioactive waste originating from the Zion Station under a pricing structure intended to compensate EnergySolutions for its direct costs plus a specified markup. The rights under the Disposal Agreement will be held by the Backup NDT.

•

EnergySolutions will execute a Pledge Agreement pursuant to which it will pledge all of its equity interest in ZionSolutions as security for the payment and performance of the obligations of EnergySolutions under its Performance Guaranty. Upon the occurrence of specified events of default, Generation will have rights to take control of or title to the pledged equity interests in ZionSolutions.

ZionSolutions and Generation will also enter into a Put Option Agreement pursuant to which ZionSolutions will have the option to transfer the remaining Zion Station assets and any associated liabilities back to Generation upon completion of all required decommissioning and other work at Zion Station. The purchase price payable under the Put Option Agreement is $1.00 plus the assumption of associated liabilities.

As noted, completion of the transaction is subject to satisfaction of a number of conditions, and no assurances can be given that those conditions will be satisfied or that the transaction will be completed.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release

* * * * *

This combined Form 8-K is being furnished separately by Exelon Corporation (Exelon) and Generation (Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2006 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Third Quarter 2007 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION EXELON GENERATION COMPANY, LLC

/s/ John F. Young
John F. Young
Executive Vice President, Finance and Markets and Chief Financial Officer
Exelon Corporation

December 11, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release